UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/16/2006

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 16, 2006, the Compensation Committee of EnerSys (the "Company") granted increases in annual base salaries for fiscal year 2007, effective as of April 1, 2006, to the Company's chief executive officer and four other most highly compensated executive officers:   John D. Craig, Chairman, President & Chief Executive Officer; Michael T. Philion, Executive Vice President - Finance and Chief Financial Officer; Richard W. Zuidema, Executive Vice President - Administration; John A. Shea, Executive Vice President - Americas; and Raymond R. Kubis, President - Europe. The increases and resulting base salaries are as follows:

John D. Craig: salary of $783,000, which represents a $38,000 increase from fiscal year 2006.

Michael T. Philion: salary of $362,000, which represents an $18,000 increase from fiscal year 2006.

Richard W. Zuidema: salary of $363,000, which represents an $18,000 increase from fiscal year 2006.

John A. Shea: salary of $352,000, which represents a $17,000 increase from fiscal year 2006.

Raymond R. Kubis: salary of EUR 321,000 ($404,460 based on an exchange rate of $1.26 to EUR 1.00), which represents a EUR 15,000 ($18,900 based on an exchange rate of $1.26 to EUR 1.00) increase from fiscal year 2006.

Item 9.01.    Financial Statements and Exhibits

The letter agreements related to the fiscal year 2007 salary increases are attached hereto as Exhibits 10.1 through 10.5, and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: June 22, 2006	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter dated June 19, 2006, amending the Employment Agreement between Yuasa, Inc. and John D. Craig
EX-10.2	Letter dated June 19, 2006, amending the Employment Agreement between Yuasa, Inc. and Michael T. Philion
EX-10.3	Letter dated June 19, 2006, amending the Employment Agreement between Yuasa, Inc. and Richard W. Zuidema
EX-10.4	Letter dated June 19, 2006, amending the Employment Agreement between Yuasa, Inc. and John A. Shea
EX-10.5	Letter dated June 20, 2006, amending the Managing Directorship Agreement between Hawker Belgium S.A. and Raymond R. Kubis